UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda	001-16625	98-0231912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1391 Timberlake Manor Parkway
St. Louis
Missouri	63017
(Address of principal executive offices)	(zip code)
(314)	292-2000
(Registrant’s telephone number, including area code)
N.A. (Former name or former address, if changes since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

______________________________________________________________________________________________________

Item 1.01.    Entry Into a Material Definitive Agreement

On May 17, 2021, Bunge Limited (“Bunge”) and certain of its subsidiaries renewed and amended its U.S. $800 million trade receivables securitization program with Coöperatieve Rabobank U.A., as administrative agent (the “Administrative Agent”), and certain commercial paper conduit purchasers and committed purchasers (the “Securitization”), pursuant to the Nineteenth Amendment to and Restatement of Receivables Transfer Agreement and Fourth Amended and Restated Receivables Transfer Agreement (collectively, the “Securitization transaction documents”). As a result, the Securitization terminates on May 17, 2031. However, each committed purchaser’s commitment to purchase trade receivables under the Securitization will terminate on May 17, 2024, unless extended for an additional period in accordance with the terms of the receivables transfer agreement.
The Securitization transaction documents contain certain customary representations and warranties and affirmative covenants, including a representation as to the eligibility of the receivables being sold, and contain customary termination events and service defaults. Bunge and its subsidiaries are required to repurchase any receivables that are not eligible as represented on the date of sale or become subject to certain non-credit related obligor offsets following sale to the Securitization. Apart from such repurchase obligations, any recourse to Bunge and its subsidiaries under the Securitization will be limited to Bunge’s first loss position as subordinated lender, which will be sized based on the historical performance of Bunge’s pool of trade receivables.
A copy of each of the Nineteenth Amendment to and Restatement of Receivables Transfer Agreement and the Fourth Amended and Restated Receivables Transfer Agreement is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and each is incorporated herein by reference. The foregoing descriptions of the Nineteenth Amendment to and Restatement of Receivables Transfer Agreement and the Fourth Amended and Restated Receivables Transfer Agreement are qualified in their entirety by reference to the full text of the Nineteenth Amendment to and Restatement of Receivables Transfer Agreement and the Fourth Amended and Restated Receivables Transfer Agreement, respectively.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
10.1	Nineteenth Amendment to and Restatement of Receivables Transfer Agreement, dated May 17, 2021
10.2	Fourth Amended and Restated Receivables Transfer Agreement, dated May 17, 2021 (included as Exhibit A to Exhibit 10.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2021

BUNGE LIMITED

By:	/s/ Lisa Ware-Alexander
	Name:	Lisa Ware-Alexander
	Title:	Vice President, Deputy General Counsel and Corporate Secretary